Press Release For immediate release Aimee Partin, Investor Relations Graham Galt, Media Relations 404-724-4248 404-439-3070

Invesco Reports Results for the Three Months and Year Ended December 31, 2019

Atlanta, January 29, 2020 --- Invesco Ltd. (NYSE: IVZ) today reported financial results for the three months and year ended December 31, 2019.

Revenue growth of 15.1% over 2018	annual net revenue(1) growth of 15.6%
Annual AUM growth of 38.1%	2018 ending AUM: $888.2b 2019 ending AUM: $1,226.2b
Returned $1.2 billion to common shareholders in 2019	common dividends: $529m common share buybacks: $670m
Total net outflows $27.2 billion in 2019	long-term net outflows: $34.4 billion 11.8% improvement from 2018
Diluted EPS for the year of $1.28	adjusted diluted EPS(1): $2.55

Update from Marty Flanagan, President and CEO

“The integration of OppenheimerFunds has significantly strengthened our ability to meet client needs and achieve strong operating results on behalf of shareholders, including a 15.6% increase in net revenues and a 38.1% growth in AUM year over year.
“Long-term net outflows totaled $34.4 billion for 2019, which represented an improvement of 11.8% over the prior year. The firm is highly focused on delivering the additional capabilities achieved through the acquisition to the institutional and ex-US markets, which is helping to move the flow trend in a positive direction.
“We believe the further deepening of client relationships, expanded capabilities and additional scale achieved through the acquisition meaningfully enhanced our ability to grow our business, compete and win in a dynamic market environment.
“We’re also pleased with the increased clarity on Brexit and US-China trade, both of which led investors to de-risk and put pressure on key parts of our business. Resolving these issues will help us build on the positive net flows we saw throughout 2019 in our business outside the Americas.
“Lastly, we’re pleased to have returned $1.2 billion to shareholders during 2019, and remain focused on delivering a high level of value for our clients and shareholders while further positioning our business for long-term success.”
___________________
(1) The adjusted financial measures are all non-GAAP financial measures. See the information on pages 8 through 11 for a reconciliation to their most directly comparable U.S. GAAP measures.

Net flows: Total net outflows were $20.4 billion and long-term net outflows were $14.0 billion for the fourth quarter. Long-term net outflows in the Americas and the UK were partially offset by long-term net inflows in Asia and EMEA ex-UK. Net market gains and foreign exchange rate movements led to increases of $39.6 billion and $9.6 billion in AUM during the fourth quarter, respectively. Reinvested distributions for the fourth quarter were $13.0 billion compared to $2.2 billion for the third quarter. Average AUM increased 1.0% during the fourth quarter to $1,200.6 billion, compared to $1,188.2 billion for the third quarter.

Summary of net flows (in billions)	Q4-19	Q3-19	Q4-18	2019	2018
Active	$(16.2)	$(15.7)	$(16.4)	$(49.7)	$(37.0)
Passive	2.2	4.6	(3.7)	15.3	(2.0)
Long-term net flows	(14.0)	(11.1)	(20.1)	(34.4)	(39.0)
Non-management fee earning AUM	0.7	2.7	(1.2)	9.2	2.5
Institutional money market	(7.1)	2.6	3.2	(2.0)	7.6
Total net flows	$(20.4)	$(5.8)	$(18.1)	$(27.2)	$(28.9)

Annualized long-term organic growth rate (1)	(5.7)%	(4.5)%	(10.9)%	(3.9)%	(5.1)%

(1) Annualized long-term organic growth rate is calculated using long-term net flows (annualized) divided by average long-term AUM for the period. Long-term AUM excludes institutional money market and non-management fee earning AUM.

Fourth Quarter Highlights:

Financial Results	Q4-19		Q3-19		Q4-19 vs. Q3-19	Q4-18		Q4-19 vs. Q4-18
U.S. GAAP Financial Measures
Operating revenues	$1,742.8	m	$1,720.6	m	1.3%	$1,255.9	m	38.8%
Operating income	$314.6	m	$275.1	m	14.4%	$230.4	m	36.5%
Operating margin	18.1%		16.0%			18.3%
Net income attributable to Invesco Ltd.	$179.8	m	$167.1	m	7.6%	$114.2	m	57.4%
Diluted EPS	$0.39		$0.36		8.3%	$0.28		39.3%

Adjusted Financial Measures (1)
Net revenues	$1,267.8	m	$1,228.7	m	3.2%	$919.2	m	37.9%
Adjusted operating income	$505.5	m	$502.6	m	0.6%	$300.0	m	68.5%
Adjusted operating margin	39.9%		40.9%			32.6%
Adjusted net income attributable to Invesco Ltd.	$293.6	m	$325.2	m	(9.7)%	$181.2	m	62.0%
Adjusted diluted EPS	$0.64		$0.70		(8.6)%	$0.44		45.5%

Assets Under Management
Ending AUM	$1,226.2	bn	$1,184.4	bn	3.5%	$888.2	bn	38.1%
Average AUM	$1,200.6	bn	$1,188.2	bn	1.0%	$924.4	bn	29.9%

Headcount	8,821		8,835		(0.2)%	7,459		18.3%

2019 Highlights:

Financial Results	2019		2018		%Change
U.S. GAAP Financial Measures
Operating revenues	$6,117.4	m	$5,314.1	m	15.1%
Operating income	$808.2	m	$1,204.9	m	(32.9)%
Operating margin	13.2%		22.7%
Net income attributable to Invesco Ltd.	$564.7	m	$882.8	m	(36.0)%
Diluted EPS	$1.28		$2.14		(40.2)%

Adjusted Financial Measures (1)
Net revenues	$4,415.1	m	$3,818.1	m	15.6%
Adjusted operating income	$1,655.8	m	$1,391.7	m	19.0%
Adjusted operating margin	37.5%		36.5%
Adjusted net income attributable to Invesco Ltd.	$1,124.0	m	$1,002.7	m	12.1%
Adjusted diluted EPS	$2.55		$2.43		4.9%

Assets Under Management
Ending AUM	$1,226.2	bn	$888.2	bn	38.1%
Average AUM	$1,094.4	bn	$958.7	bn	14.2%

(1) The adjusted financial measures are all non-GAAP financial measures. See the information on pages 8 through 11 for a reconciliation to their most directly comparable U.S. GAAP measures.

Fourth Quarter Operating Results:

Operating revenues and expenses: Operating revenues increased while operating expenses decreased in the fourth quarter as compared to third quarter.

Revenues grew by $22.2 million during the quarter, including a $9.7 million increase due to movements in foreign currency rates. The revenue growth included an increase of $34.9 million in performance fees. The increase was partially offset by decreases of $7.1 million in service and distribution fees and a decrease of $2.9 million in investment management fees (net of $7.9 million in foreign currency increases). Performance fees were $49.8 million in the fourth quarter and resulted primarily from real estate products.

Expenses were down $17.3 million, net of an increase of $9.2 million from foreign currency movements and revaluations. The decrease included lower transaction, integration, and restructuring expenses of $49.0 million. Third-party distribution, service and advisory expense decreased $17.0 million driven by lower service fees. Employee compensation expense grew $14.1 million due primarily to fair value increases on deferred compensation. Marketing costs reflect higher advertising activity in Asia and EMEA, resulting in an increase of $7.8 million for the fourth quarter. General and administrative expense includes increased levels of regulatory and legal costs, higher fund launch costs, investments in the digital wealth business and a seasonal increase in travel costs, resulting in a rise of $17.2 million for the quarter.

Non-operating income and expenses: Equity in earnings of unconsolidated affiliates was $9.5 million, earned primarily from our Chinese joint ventures. Interest and dividend income was $14.0 million for the fourth quarter, which primarily represents year-end distributions from investments. Other gains and losses, net was a loss of $3.3 million, which includes $6.5 million in net investment gains and $12.5 million gains on deferred compensation investments, offset by the impact of foreign currency rate changes related to the settlement of non-US intercompany dividends. Other income/(expense) of consolidated investment products (CIP), net was a net gain of $22.8 million comprised of market-driven gains and losses of investments held by CIP and net interest income of CIP.

Diluted earnings per common share: Diluted earnings per common share increased 8.3% to $0.39 for the fourth quarter.

2019 Operating Results:

The company's full year 2019 results as compared to 2018 are included on page 7. The results of the acquired business is included from its acquisition date (OppenheimerFunds - May 24, 2019).

Capital Management:

Cash and cash equivalents: $1,049.0 million ($1,048.6 million at September 30, 2019).

Long-term debt: $2,080.3 million. The credit facility was fully paid during Q4 2019 and reflects a zero balance as of December 31, 2019.

Common share repurchases: The company repurchased $11 million of common shares during the fourth quarter. During 2019, the company purchased $670 million of its common shares. Since announcing the $1.2 billion stock repurchase plan in October 2018, the company has repurchased $973 million of its common shares to date and is on target to repurchase the remaining $227 million by the first quarter of 2021.

Diluted common shares outstanding (end of period): 457.6 million

Dividends paid: fourth quarter: $140.9 million (common); $59.2 million (preferred)
year-to-date: $529.1 million (common); $123.6 million (preferred)

Common dividends declared: The company is announcing a fourth quarter cash dividend of $0.31 per share to holders of common shares. The dividend is payable on March 2, 2020, to common shareholders of record at the close of business on February 13, 2020, with an ex-dividend date of February 12, 2020.

Preferred dividends declared: The company is announcing a preferred cash dividend of $14.75 per share representing the period from December 1, 2019 through February 28, 2020. The preferred dividend is payable on March 2, 2020 to preferred shareholders of record at close of business on February 14, 2020.

About Invesco Ltd.

Invesco is a global independent investment management firm dedicated to delivering an investment experience that helps people get more out of life. With offices in 25 countries, our distinctive investment teams deliver a comprehensive range of active, passive and alternative investment capabilities. For more information, visit http://www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, January 29, 2020, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-803-2143 for U.S. and Canadian callers or 1-210-795-1098 for international callers, using the Passcode: Invesco. An audio replay of the conference call will be available until Tuesday, February 11, 2020 at 5:00 p.m. ET by calling 1-866-461-2743 for U.S. and Canadian callers or 1-203-369-1358 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at www.invesco.com.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, assets under management, geopolitical events and their potential impact on the company, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q4-19	Q3-19	% Change	Q4-18	% Change
Operating revenues:
Investment management fees	$1,254.2	$1,257.1	(0.2)%	$949.2	32.1%
Service and distribution fees	378.0	385.1	(1.8)%	231.5	63.3%
Performance fees	49.8	14.9	234.2%	28.3	76.0%
Other	60.8	63.5	(4.3)%	46.9	29.6%
Total operating revenues	1,742.8	1,720.6	1.3%	1,255.9	38.8%
Operating expenses:
Third-party distribution, service and advisory	528.1	545.1	(3.1)%	372.2	41.9%
Employee compensation	460.1	446.0	3.2%	349.3	31.7%
Marketing	41.0	33.2	23.5%	41.3	(0.7)%
Property, office and technology	140.8	131.2	7.3%	108.0	30.4%
General and administrative	121.7	104.5	16.5%	92.9	31.0%
Transaction, integration, and restructuring	136.5	185.5	(26.4)%	61.8	120.9%
Total operating expenses	1,428.2	1,445.5	(1.2)%	1,025.5	39.3%
Operating income	314.6	275.1	14.4%	230.4	36.5%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	9.5	19.8	(52.0)%	5.0	90.0%
Interest and dividend income	14.0	5.9	137.3%	10.3	35.9%
Interest expense	(34.6)	(35.0)	(1.1)%	(29.2)	18.5%
Other gains and losses, net	(3.3)	13.8	N/A	(41.9)	(92.1)%
Other income/(expense) of CIP, net	22.8	37.0	(38.4)%	(26.6)	N/A
Income before income taxes	323.0	316.6	2.0%	148.0	118.2%
Income tax provision	(80.4)	(74.0)	8.6%	(53.2)	51.1%
Net income	242.6	242.6	—%	94.8	155.9%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(3.6)	(11.1)	(67.6)%	19.4	N/A
Less: Dividends declared on preferred shares	(59.2)	(64.4)	(8.1)%	—	N/A
Net income attributable to Invesco Ltd.	$179.8	$167.1	7.6%	$114.2	57.4%

Earnings per common share:
---basic	$0.40	$0.36	11.1%	$0.28	42.9%
---diluted	$0.39	$0.36	8.3%	$0.28	39.3%

Average common shares outstanding:
---basic	454.1	462.8	(1.9)%	410.0	10.8%
---diluted	457.9	466.9	(1.9)%	410.1	11.7%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	For the year ended December 31,
	2019	2018	% Change
Operating revenues:
Investment management fees	$4,506.3	$4,082.3	10.4%
Service and distribution fees	1,276.5	968.5	31.8%
Performance fees	102.2	56.9	79.6%
Other	232.4	206.4	12.6%
Total operating revenues	6,117.4	5,314.1	15.1%
Operating expenses:
Third-party distribution, service and advisory	1,893.0	1,608.2	17.7%
Employee compensation	1,709.3	1,494.4	14.4%
Marketing	135.6	134.8	0.6%
Property, office and technology	494.1	410.5	20.4%
General and administrative	404.2	324.4	24.6%
Transaction, integration, and restructuring	673.0	136.9	391.6%
Total operating expenses	5,309.2	4,109.2	29.2%
Operating income	808.2	1,204.9	(32.9)%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	56.4	33.8	66.9%
Interest and dividend income	28.5	21.3	33.8%
Interest expense	(135.7)	(111.5)	21.7%
Other gains and losses, net	65.7	(40.0)	N/A
Other income/(expense) of CIP, net	149.8	29.6	406.1%
Income before income taxes	972.9	1,138.1	(14.5)%
Income tax provision	(235.1)	(255.0)	(7.8)%
Net income	737.8	883.1	(16.5)%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(49.5)	(0.3)	16,400.0%
Less: Dividends declared on preferred shares	(123.6)	—	N/A
Net income attributable to Invesco Ltd.	$564.7	$882.8	(36.0)%

Earnings per common share:
---basic	$1.29	$2.14	(39.7)%
---diluted	$1.28	$2.14	(40.2)%

Average common shares outstanding:
---basic	437.8	412.4	6.2%
---diluted	440.5	412.5	6.8%

Invesco Ltd.
Non-GAAP Information and Reconciliations

We utilize the following non-GAAP performance measures: net revenues (and by calculation, net revenue yield on AUM), adjusted operating income, adjusted operating margin, adjusted net income attributable to Invesco Ltd., and adjusted diluted EPS. We believe the adjusted measures provide valuable insight into our ongoing operational performance and assist in comparisons to our competitors. These measures also assist management with the establishment of operational budgets and forecasts and assist the Board of Directors and management in determining incentive compensation decisions. The most directly comparable U.S. GAAP measures are operating revenues (and by calculation, gross revenue yield on AUM), operating income, operating margin, net income attributable to Invesco Ltd., and diluted EPS.

The following are reconciliations of operating revenues, operating income (and by calculation, operating margin), and net income attributable to Invesco Ltd. (and by calculation, diluted EPS) on a U.S. GAAP basis to a non-GAAP basis of net revenues, adjusted operating income (and by calculation, adjusted operating margin), and adjusted net income attributable to Invesco Ltd. (and by calculation, adjusted diluted EPS). In addition, a reconciliation of adjusted operating expenses is provided below, together with reconciliations of the U.S. GAAP operating expense lines to provide further analysis of the non-GAAP adjustments. These non-GAAP measures should not be considered as substitutes for any U.S. GAAP measures and may not be comparable to other similarly titled measures of other companies. The tax effect of the reconciling items is based on the tax jurisdiction attributable to the transactions. These measures are described more fully in the company's Forms 10-K and 10-Q. Refer to these public filings for additional information about the company's non-GAAP performance measures.

Reconciliation of Operating revenues to Net revenues:

	Quarter			Year
in millions	Q4-19	Q3-19	Q4-18	2019	2018
Operating revenues, U.S. GAAP basis	$1,742.8	$1,720.6	$1,255.9	$6,117.4	$5,314.1
Invesco Great Wall	44.0	44.7	25.7	157.2	83.6
Revenue Adjustments(1)
Investment management fees	(211.9)	(211.2)	(185.7)	(814.4)	(817.9)
Service and distribution fees	(264.4)	(279.8)	(150.9)	(886.3)	(629.7)
Other	(51.8)	(54.1)	(35.6)	(192.3)	(160.6)
Total Revenue Adjustments	(528.1)	(545.1)	(372.2)	(1,893.0)	(1,608.2)
CIP	9.1	8.5	9.8	33.5	28.6
Net revenues	$1,267.8	$1,228.7	$919.2	$4,415.1	$3,818.1

Reconciliation of Operating income to Adjusted operating income:

	Quarter			Year
in millions	Q4-19	Q3-19	Q4-18	2019	2018
Operating income, U.S. GAAP basis	$314.6	$275.1	$230.4	$808.2	$1,204.9
Invesco Great Wall	18.2	24.2	7.7	76.5	31.1
CIP	19.6	17.9	11.5	61.6	44.8
Transaction, integration, and restructuring	136.5	185.5	61.8	673.0	136.9
Compensation expense related to market valuation changes in deferred compensation plans	16.6	(0.1)	(11.4)	36.5	(3.2)
Prior years' impact of multi-period VAT tax recovery (2)	—	—	—	—	(22.8)
Adjusted operating income	$505.5	$502.6	$300.0	$1,655.8	$1,391.7

Operating margin (3)	18.1%	16.0%	18.3%	13.2%	22.7%
Adjusted operating margin (4)	39.9%	40.9%	32.6%	37.5%	36.5%
Reconciliation of Net income attributable to Invesco Ltd. to Adjusted net income attributable to Invesco Ltd.

	Quarter			Year
in millions	Q4-19	Q3-19	Q4-18	2019	2018
Net income attributable to Invesco Ltd., U.S. GAAP basis	$179.8	$167.1	$114.2	$564.7	$882.8
CIP	0.3	1.9	0.9	1.6	(8.8)
Transaction, integration, and restructuring, net of tax	115.7	154.1	58.3	558.1	138.6
Deferred compensation plan market valuation changes and dividend income less compensation expense, net of tax	(4.2)	2.3	9.7	(7.9)	15.4
Foreign exchange hedge, net of tax	2.5	(2.6)	(1.7)	0.7	(6.1)
Acquisition-related contingent consideration, net of tax	(0.5)	2.4	(0.2)	6.8	(0.7)
Prior years' impact of multi-period VAT tax recovery, net of tax (2)	—	—	—	—	(18.5)
Adjusted net income attributable to Invesco Ltd. (5)	$293.6	$325.2	$181.2	$1,124.0	$1,002.7

Average common shares outstanding - diluted	457.9	466.9	410.1	440.5	412.5
Diluted EPS	$0.39	$0.36	$0.28	$1.28	$2.14
Adjusted diluted EPS (6)	$0.64	$0.70	$0.44	$2.55	$2.43

Reconciliation of Operating expenses to Adjusted operating expenses:

	Quarter			Year
in millions	Q4-19	Q3-19	Q4-18	2019	2018
Operating expenses, U.S. GAAP basis	$1,428.2	$1,445.5	$1,025.5	$5,309.2	$4,109.2
Invesco Great Wall	25.8	20.5	18.0	80.7	52.5
Third party distribution, service, and advisory expenses	(528.1)	(545.1)	(372.2)	(1,893.0)	(1,608.2)
CIP	(10.5)	(9.4)	(1.7)	(28.1)	(16.2)
Transaction, integration, and restructuring	(136.5)	(185.5)	(61.8)	(673.0)	(136.9)
Compensation expense related to market valuation changes in deferred compensation plans	(16.6)	0.1	11.4	(36.5)	3.2
Prior years' impact of multi-period VAT tax recovery (2)	—	—	—	—	22.8
Adjusted operating expenses	$762.3	$726.1	$619.2	$2,759.3	$2,426.4

Employee compensation, U.S. GAAP basis	$460.1	$446.0	$349.3	$1,709.3	$1,494.4
Invesco Great Wall	19.0	14.2	11.6	57.6	36.3
Compensation expense related to market valuation changes in deferred compensation plans	(16.6)	0.1	11.4	(36.5)	3.2
Adjusted employee compensation	$462.5	$460.3	$372.3	$1,730.4	$1,533.9

Marketing, U.S. GAAP basis	$41.0	$33.2	$41.3	$135.6	$134.8
Invesco Great Wall	3.5	2.3	2.0	9.0	4.7
Adjusted marketing	$44.5	$35.5	$43.3	$144.6	$139.5

Property, office and technology, U.S. GAAP basis	$140.8	$131.2	$108.0	$494.1	$410.5
Invesco Great Wall	2.3	2.4	2.3	9.0	6.6
Adjusted property, office and technology	$143.1	$133.6	$110.3	$503.1	$417.1

General and administrative, U.S. GAAP basis	$121.7	$104.5	$92.9	$404.2	$324.4
Invesco Great Wall	1.0	1.6	2.1	5.1	4.9
CIP	(10.5)	(9.4)	(1.7)	(28.1)	(16.2)
Prior years' impact of multi-period VAT tax recovery (2)	—	—	—	—	22.8
Adjusted general and administrative	$112.2	$96.7	$93.3	$381.2	$335.9

Transaction, integration, and restructuring, U.S. GAAP basis	$136.5	$185.5	$61.8	$673.0	$136.9
Transaction, integration, and restructuring	(136.5)	(185.5)	(61.8)	(673.0)	(136.9)
Adjusted transaction, integration, and restructuring	$—	$—	$—	$—	$—

(1) The company has changed its presentation of the reconciliation between operating revenues and net revenues. All periods have been conformed to the new presentation. Neither operating revenues nor net revenues totals have changed for any historic periods.

Management believes that adjustments to investment management fees, service and distribution fees and other revenues from operating revenues appropriately reflect these revenues as being passed through to external parties who perform functions on behalf of, and distribute, the company’s managed funds. Further, these adjustments vary extensively by geography due to the differences in distribution channels. The net revenue presentation assists in identifying the revenue contribution generated by the business, removing distortions caused by the differing distribution channel fees and allowing for a fair comparison with U.S. peer investment managers and within Invesco’s own investment units. Additionally, management evaluates net revenue yield on AUM, which is equal to net revenues divided by average AUM during the reporting period. This financial measure is an indicator of the basis point net revenues we receive for each dollar of AUM we manage and is useful when evaluating the company’s performance relative to industry competitors and within the company for capital allocation purposes.

Investment management fees are adjusted by renewal commissions and certain administrative fees. Service and distribution fees are primarily adjusted by distribution fees passed through to broker dealers for certain share classes and pass through fund-related costs. Other is primarily adjusted by transaction fees passed through to third parties. While the terms used for these types of adjustments vary by geography, they are all costs that are closely linked to the value of AUM and the revenue earned by Invesco from AUM. Since the company has been deemed to be the principal in the third-party arrangements, the company must reflect these adjustments as expenses gross of operating revenues under U.S. GAAP in third-party expenses on the consolidated statements of income.

(2)
As a result of an increase in our recoverable VAT from applying additional regulatory guidance, a credit was recorded in the third quarter of 2018. The portion of the cumulative adjustment representing 2014 through 2017 has been removed for non-GAAP purposes.

(3)	Operating margin is equal to operating income divided by operating revenues.

(4)	Adjusted operating margin is equal to adjusted operating income divided by net revenues.

(5)	The effective tax rate on adjusted net income attributable to Invesco Ltd. is 22.5% (third quarter 2019: 22.0%; fourth quarter 2018: 25.0%; 2019: 22.4%; 2018: 20.5%).

(6)
Adjusted diluted EPS is equal to adjusted net income attributable to Invesco Ltd. divided by the weighted average number of common and restricted common shares outstanding. There is no difference between the calculated earnings per common share amounts presented above and the calculated earnings per common share amounts under the two class method.

Invesco Ltd.
Quarterly Assets Under Management (a)

in billions	Q4-19		Q3-19		% Change	Q4-18
Beginning Assets	$1,184.4		$1,197.8		(1.1)%	$980.9
Long-term inflows	60.7		58.6		3.6%	55.2
Long-term outflows	(74.7)		(69.7)		7.2%	(75.3)
Long-term net flows	(14.0)		(11.1)		26.1%	(20.1)
Net flows in non-management fee earning AUM(b)	0.7		2.7		(74.1)%	(1.2)
Net flows in institutional money market funds	(7.1)		2.6		N/A	3.2
Total net flows	(20.4)		(5.8)		251.7%	(18.1)
Reinvested distributions	13.0		2.2		490.9%	8.4
Market gains and losses	39.6		(1.6)		N/A	(79.4)
Foreign currency translation	9.6		(8.2)		N/A	(3.6)
Ending Assets	$1,226.2		$1,184.4		3.5%	$888.2

Ending long-term AUM	$1,008.1		$970.8		3.8%	$717.0
Average long-term AUM	$986.7		$976.1		1.1%	$749.3
Average AUM	$1,200.6		$1,188.2		1.0%	$924.4

Gross revenue yield on AUM(c)	60.0	bps	59.8	bps		55.6	bps
Gross revenue yield on AUM before performance fees(c)	58.3	bps	59.3	bps		54.4	bps
Net revenue yield on AUM(d)	42.2	bps	41.4	bps		39.8	bps
Net revenue yield on AUM before performance fees(d)	40.5	bps	40.7	bps		38.6	bps

in billions	Total AUM	Active(g)	Passive(g)
September 30, 2019	$1,184.4	$907.0	$277.4
Long-term inflows	60.7	40.4	20.3
Long-term outflows	(74.7)	(56.6)	(18.1)
Long-term net flows	(14.0)	(16.2)	2.2
Net flows in non-management fee earning AUM(b)	0.7	—	0.7
Net flows in institutional money market funds	(7.1)	(7.1)	—
Total net flows	(20.4)	(23.3)	2.9
Reinvested distributions	13.0	13.0	—
Market gains and losses	39.6	23.3	16.3
Foreign currency translation	9.6	9.2	0.4
December 31, 2019	$1,226.2	$929.2	$297.0

Average AUM	$1,200.6	$914.2	$286.4
Gross revenue yield on AUM(c)	60.0bps	71.9bps	23.4bps
Net revenue yield on AUM(d)	42.2bps	50.9bps	14.6bps

By channel: (in billions)	Total	Retail	Institutional
September 30, 2019	$1,184.4	$837.4	$347.0
Long-term inflows	60.7	45.3	15.4
Long-term outflows	(74.7)	(60.0)	(14.7)
Long-term net flows	(14.0)	(14.7)	0.7
Net flows in non-management fee earning AUM(b)	0.7	2.3	(1.6)
Net flows in institutional money market funds	(7.1)	—	(7.1)
Total net flows	(20.4)	(12.4)	(8.0)
Reinvested distributions	13.0	12.9	0.1
Market gains and losses	39.6	33.8	5.8
Foreign currency translation	9.6	6.5	3.1
December 31, 2019	$1,226.2	$878.2	$348.0

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (f)	Alternatives(e)
September 30, 2019	$1,184.4	$556.8	$281.1	$63.8	$97.7	$185.0
Long-term inflows	60.7	26.9	17.6	5.0	—	11.2
Long-term outflows	(74.7)	(37.2)	(17.2)	(5.3)	—	(15.0)
Long-term net flows	(14.0)	(10.3)	0.4	(0.3)	—	(3.8)
Net flows in non-management fee earning AUM(b)	0.7	2.2	(1.5)	—	—	—
Net flows in institutional money market funds	(7.1)	—	—	—	(7.1)	—
Total net flows	(20.4)	(8.1)	(1.1)	(0.3)	(7.1)	(3.8)
Reinvested distributions	13.0	10.2	0.5	1.4	—	0.9
Market gains and losses	39.6	35.9	1.3	0.9	0.3	1.2
Foreign currency translation	9.6	4.0	1.7	1.5	0.5	1.9
December 31, 2019	$1,226.2	$598.8	$283.5	$67.3	$91.4	$185.2

Average AUM	$1,200.6	$575.4	$281.5	$65.6	$93.0	$185.1

By client domicile: (in billions)	Total	Americas	U.K	EMEA Ex UK	Asia
September 30, 2019	$1,184.4	$858.3	$70.1	$135.7	$120.3
Long-term inflows	60.7	34.5	2.2	12.0	12.0
Long-term outflows	(74.7)	(50.5)	(4.7)	(10.7)	(8.8)
Long-term net flows	(14.0)	(16.0)	(2.5)	1.3	3.2
Net flows in non-management fee earning AUM(b)	0.7	0.2	—	0.4	0.1
Net flows in institutional money market funds	(7.1)	(6.5)	—	(0.7)	0.1
Total net flows	(20.4)	(22.3)	(2.5)	1.0	3.4
Reinvested distributions	13.0	12.9	0.1	—	—
Market gains and losses	39.6	30.0	1.8	4.4	3.4
Foreign currency translation	9.6	0.6	4.9	2.6	1.5
December 31, 2019	$1,226.2	$879.5	$74.4	$143.7	$128.6

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management (a)

in billions	December 31, 2019		December 31, 2018		% Change
Beginning Assets	$888.2		$937.6		(5.3)%
Long-term inflows	227.5		209.8		8.4%
Long-term outflows	(261.9)		(248.8)		5.3%
Long-term net flows	(34.4)		(39.0)		(11.8)%
Net flows in non-management fee earning AUM(b)	9.2		2.5		268.0%
Net flows in institutional money market funds	(2.0)		7.6		N/A
Total net flows	(27.2)		(28.9)		(5.9)%
Reinvested distributions	17.9		11.4		57.0%
Market gains and losses	120.4		(67.0)		N/A
Acquisitions (h)	224.4		47.6		371.4%
Foreign currency translation	2.5		(12.5)		N/A
Ending Assets	$1,226.2		$888.2		38.1%

Ending long-term AUM	$1,008.1		$717.0		40.6%
Average long-term AUM	$887.1		$785.5		12.9%
Average AUM	$1,094.4		$958.7		14.2%

Gross revenue yield on AUM(c)	57.8	bps	56.3	bps
Gross revenue yield on AUM before performance fees(c)	56.8	bps	55.7	bps
Net revenue yield on AUM(d)	40.3	bps	39.8	bps
Net revenue yield on AUM before performance fees(d)	39.4	bps	39.2	bps

in billions	Total AUM	Active(g)	Passive(g)
December 31, 2018	$888.2	$667.2	$221.0
Long-term inflows	227.5	146.8	80.7
Long-term outflows	(261.9)	(196.5)	(65.4)
Long-term net flows	(34.4)	(49.7)	15.3
Net flows in non-management fee earning AUM(b)	9.2	(0.1)	9.3
Net flows in institutional money market funds	(2.0)	(2.0)	—
Total net flows	(27.2)	(51.8)	24.6
Reinvested distributions	17.9	17.9	—
Market gains and losses	120.4	73.5	46.9
Acquisitions(h)	224.4	219.9	4.5
Foreign currency translation	2.5	2.5	—
December 31, 2019	$1,226.2	$929.2	$297.0

Average AUM	$1,094.4	$830.1	$264.3
Gross revenue yield on AUM(c)	57.8bps	69.1bps	23.9bps
Net revenue yield on AUM(d)	40.3bps	48.6bps	14.6bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2018	$888.2	$566.7	$321.5
Long-term inflows	227.5	175.2	52.3
Long-term outflows	(261.9)	(210.4)	(51.5)
Long-term net flows	(34.4)	(35.2)	0.8
Net flows in non-management fee earning AUM(b)	9.2	4.9	4.3
Net flows in institutional money market funds	(2.0)	4.2	(6.2)
Total net flows	(27.2)	(26.1)	(1.1)
Reinvested distributions	17.9	17.6	0.3
Market gains and losses	120.4	102.4	18.0
Acquisitions(h)	224.4	215.8	8.6
Foreign currency translation	2.5	1.8	0.7
December 31, 2019	$1,226.2	$878.2	$348.0

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (f)	Alternatives(e)
December 31, 2018	$888.2	$369.1	$208.6	$55.4	$89.9	$165.2
Long-term inflows	227.5	100.9	68.0	18.8	0.2	39.6
Long-term outflows	(261.9)	(132.4)	(53.9)	(20.4)	(0.1)	(55.1)
Long-term net flows	(34.4)	(31.5)	14.1	(1.6)	0.1	(15.5)
Net flows in non-management fee earning AUM(b)	9.2	2.9	6.3	—	—	—
Net flows in institutional money market funds	(2.0)	—	—	—	(2.0)	—
Total net flows	(27.2)	(28.6)	20.4	(1.6)	(1.9)	(15.5)
Reinvested distributions	17.9	12.9	1.6	1.9	—	1.5
Market gains and losses	120.4	94.0	9.9	7.6	—	8.9
Acquisitions(h)	224.4	149.7	42.5	3.7	3.7	24.8
Foreign currency translation	2.5	1.7	0.5	0.3	(0.3)	0.3
December 31, 2019	$1,226.2	$598.8	$283.5	$67.3	$91.4	$185.2

Average AUM	$1,094.4	$503.9	$253.8	$62.1	$95.4	$179.2

By client domicile: (in billions)	Total	Americas	U.K	EMEA Ex UK	Asia
December 31, 2018	$888.2	$581.6	$76.6	$125.5	$104.5
Long-term inflows	227.5	124.6	9.1	51.7	42.1
Long-term outflows	(261.9)	(158.2)	(20.2)	(49.7)	(33.8)
Long-term net flows	(34.4)	(33.6)	(11.1)	2.0	8.3
Net flows in non-management fee earning AUM(b)	9.2	6.3	0.2	2.4	0.3
Net flows in institutional money market funds	(2.0)	(3.9)	—	(2.3)	4.2
Total net flows	(27.2)	(31.2)	(10.9)	2.1	12.8
Reinvested distributions	17.9	17.5	0.4	—	—
Market gains and losses	120.4	88.1	5.5	15.3	11.5
Acquisitions(h)	224.4	223.7	0.7	—	—
Transfer	—	(1.3)	(0.3)	1.6	—
Foreign currency translation	2.5	1.1	2.4	(0.8)	(0.2)
December 31, 2019	$1,226.2	$879.5	$74.4	$143.7	$128.6

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(g)

in billions	Q4-19		Q3-19		% Change	Q4-18
Beginning Assets	$277.4		$270.2		2.7%	$254.8
Long-term inflows	20.3		20.2		0.5%	19.6
Long-term outflows	(18.1)		(15.6)		16.0%	(23.3)
Long-term net flows	2.2		4.6		(52.2)%	(3.7)
Net flows in non-management fee earning AUM(b)	0.7		2.8		(75.0)%	(1.2)
Net flows in institutional money market funds	—		—		N/A	—
Total net flows	2.9		7.4		(60.8)%	(4.9)
Market gains and losses	16.3		0.2		8,050.0%	(28.8)
Foreign currency translation	0.4		(0.4)		N/A	(0.1)
Ending Assets	$297.0		$277.4		7.1%	$221.0

Average long-term AUM	$165.5		$158.5		4.4%	$142.9
Average AUM	$286.4		$272.6		5.1%	$235.3

Gross revenue yield on AUM(c)	23.4	bps	23.8	bps		25.8	bps
Gross revenue yield on AUM before performance fees(c)	23.4	bps	23.8	bps		25.8	bps
Net revenue yield on AUM(d)	14.6	bps	15.0	bps		16.2	bps
Net revenue yield on AUM before performance fees(d)	14.6	bps	15.0	bps		16.2	bps

By channel: (in billions)	Total	Retail	Institutional
September 30, 2019	$277.4	$255.1	$22.3
Long-term inflows	20.3	19.8	0.5
Long-term outflows	(18.1)	(18.1)	—
Long-term net flows	2.2	1.7	0.5
Net flows in non-management fee earning AUM(b)	0.7	2.3	(1.6)
Net flows in institutional money market funds	—	—	—
Total net flows	2.9	4.0	(1.1)
Reinvested distributions	—	—	—
Market gains and losses	16.3	16.3	—
Foreign currency translation	0.4	0.4	—
December 31, 2019	$297.0	$275.8	$21.2

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(e)
September 30, 2019	$277.4	$196.6	$60.7	$0.8	$—	$19.3
Long-term inflows	20.3	15.3	2.2	0.1	—	2.7
Long-term outflows	(18.1)	(13.4)	(2.5)	—	—	(2.2)
Long-term net flows	2.2	1.9	(0.3)	0.1	—	0.5
Net flows in non-management fee earning AUM(b)	0.7	2.2	(1.5)	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	2.9	4.1	(1.8)	0.1	—	0.5
Reinvested distributions	—	—	—	—	—	—
Market gains and losses	16.3	16.3	(0.3)	—	—	0.3
Foreign currency translation	0.4	0.1	0.3	—	—	—
December 31, 2019	$297.0	$217.1	$58.9	$0.9	$—	$20.1

Average AUM	$286.4	$205.9	$60.2	$0.8	$—	$19.5

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(f) (continued)

By client domicile: (in billions)	Total	Americas	U.K	EMEA Ex UK	Asia
September 30, 2019	$277.4	$225.7	$0.6	$46.9	$4.2
Long-term inflows	20.3	13.8	0.2	5.6	0.7
Long-term outflows	(18.1)	(13.3)	(0.1)	(4.3)	(0.4)
Long-term net flows	2.2	0.5	0.1	1.3	0.3
Net flows in non-management fee earning AUM(b)	0.7	0.2	—	0.4	0.1
Net flows in institutional money market funds	—	—	—	—	—
Total net flows	2.9	0.7	0.1	1.7	0.4
Reinvested distributions	—	—	—	—	—
Market gains and losses	16.3	13.6	—	2.4	0.3
Foreign currency translation	0.4	—	—	0.4	—
December 31, 2019	$297.0	$240.0	$0.7	$51.4	$4.9

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management - Passive (g)

in billions	December 31, 2019		December 31, 2018		% Change
Beginning Assets	$221.0		$198.8		11.2%
Long-term inflows	80.7		70.4		14.6%
Long-term outflows	(65.4)		(72.4)		(9.7)%
Long-term net flows	15.3		(2.0)		N/A
Net flows in non-management fee earning AUM(b)	9.3		2.5		272.0%
Net flows in institutional money market funds	—		—		N/A
Total net flows	24.6		0.5		4,820.0%
Reinvested distributions	—		—		N/A
Market gains and losses	46.9		(14.9)		N/A
Acquisitions (h)	4.5		37.1		(87.9)%
Foreign currency translation	—		(0.5)		N/A
Ending Assets	$297.0		$221.0		34.4%

Average long-term AUM	$152.4		$139.0		9.6%
Average AUM	$264.3		$232.1		13.9%

Gross revenue yield on AUM(c)	23.9	bps	26.3	bps
Gross revenue yield on AUM before performance fees(c)	23.9	bps	26.3	bps
Net revenue yield on AUM(d)	14.6	bps	15.9	bps
Net revenue yield on AUM before performance fees(d)	14.6	bps	15.9	bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2018	$221.0	$204.6	$16.4
Long-term inflows	80.7	80.1	0.6
Long-term outflows	(65.4)	(65.4)	—
Long-term net flows	15.3	14.7	0.6
Net flows in non-management fee earning AUM(b)	9.3	5.1	4.2
Net flows in institutional money market funds	—	—	—
Total net flows	24.6	19.8	4.8
Reinvested distributions	—	—	—
Market gains and losses	46.9	46.9	—
Acquisitions(h)	4.5	4.5	—
Foreign currency translation	—	—	—
December 31, 2019	$297.0	$275.8	$21.2

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (f)	Alternatives(e)
December 31, 2018	$221.0	$155.3	$47.2	$0.7	$—	$17.8
Long-term inflows	80.7	57.9	10.9	0.1	—	11.8
Long-term outflows	(65.4)	(48.2)	(6.0)	—	—	(11.2)
Long-term net flows	15.3	9.7	4.9	0.1	—	0.6
Net flows in non-management fee earning AUM(b)	9.3	3.0	6.3	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	24.6	12.7	11.2	0.1	—	0.6
Reinvested distributions	—	—	—	—	—	—
Market gains and losses	46.9	44.7	0.4	0.1	—	1.7
Acquisitions(h)	4.5	4.5	—	—	—	—
Foreign currency translation	—	(0.1)	0.1	—	—	—
December 31, 2019	$297.0	$217.1	$58.9	$0.9	$—	$20.1

Average AUM	$264.3	$189.2	$55.7	$0.8	$—	$18.6

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management - Passive (g) (continued)

By client domicile: (in billions)	Total	Americas	U.K	EMEA Ex UK	Asia
December 31, 2018	$221.0	$184.0	$0.7	$32.6	$3.7
Long-term inflows	80.7	48.6	0.5	29.7	1.9
Long-term outflows	(65.4)	(42.6)	(0.4)	(20.3)	(2.1)
Long-term net flows	15.3	6.0	0.1	9.4	(0.2)
Net flows in non-management fee earning AUM(b)	9.3	6.4	0.2	2.4	0.3
Net flows in institutional money market funds	—	—	—	—	—
Total net flows	24.6	12.4	0.3	11.8	0.1
Reinvested distributions	—	—	—	—	—
Market gains and losses	46.9	39.1	(0.3)	7.0	1.1
Acquisitions(h)	4.5	4.5	—	—	—
Foreign currency translation	—	—	—	—	—
December 31, 2019	$297.0	$240.0	$0.7	$51.4	$4.9

See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)     In the second quarter of 2019, the company changed the presentation of its AUM. The presentation reflects the combination of the U.S and Canada to form Americas and Continental Europe to now be EMEA ex U.K. Additionally, the company reclassified certain AUM between asset classes. In the AUM tables above, all periods have been reclassified to conform to the new presentation.

(b)    Non-management fee earning AUM includes non-management fee earning ETFs, UIT and product leverage.

(c)    Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding Invesco Great Wall AUM. For quarterly AUM, the average AUM for Invesco Great Wall included in the yield calculation in the three months ended December 31, 2019 was $38.4 billion (September 30, 2019: $37.4 billion; 2019: $35.6 billion; 2018: $16.2 billion).

It is appropriate to exclude the average AUM of Invesco Great Wall for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the net income of Invesco Great Wall is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from CIP; however, the denominator of the measure includes the AUM of these investment products. Therefore, the gross revenue yield measure is not considered representative of the company's true effective fee rate from AUM.

(d)    Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 8 through 11 of this release for a reconciliation of operating revenues to net revenues.
(e)    The alternatives asset class includes absolute return, commodities, currencies, financial structures, global macro, long/short equity, managed futures, multi-alternatives, private capital - direct, private capital - fund of funds, private direct real estate, public real estate securities, senior secured loans and custom solutions.
(f)    Long-term AUM excludes institutional money market and non-management fee earning AUM. Ending AUM as of December 31, 2019 includes $91.4 billion in institutional money market AUM and $126.8 billion in non-management fee earning AUM (September 30, 2019: $97.8 billion and $115.9 billion, respectively; December 31, 2018: $83.7 billion and $87.5 billion, respectively).
(g)    Passive AUM include index-based ETFs, unit investment trusts (UITs), non-fee earning leverage, foreign exchange overlays and other passive mandates. Active AUM is total AUM less Passive AUM.
(h)     The acquisition of OppenheimerFunds on May 24, 2019 added $224.4 billion in AUM.

Invesco Ltd.
Investment Capabilities Performance Overview

	Benchmark Comparison				Peer Group Comparison
	% of AUM Ahead of Benchmark				% of AUM In Top Half of Peer Group
Equities (1)	1yr	3yr	5yr	10yr	1yr	3yr	5yr	10yr
U.S. Core (4%)	67%	9%	10%	10%	67%	19%	15%	58%
U.S. Growth (5%)	82%	43%	43%	36%	80%	26%	24%	41%
U.S. Value (8%)	8%	34%	82%	32%	8%	—%	—%	69%
Sector (1%)	74%	93%	65%	88%	73%	43%	44%	43%
UK (2%)	13%	16%	16%	100%	11%	15%	11%	21%
Canadian (0%)	57%	—%	—%	32%	57%	—%	—%	31%
Asian (3%)	70%	93%	89%	88%	16%	91%	85%	85%
Continental European (3%)	2%	2%	51%	99%	11%	2%	28%	98%
Global (7%)	74%	74%	78%	86%	80%	26%	34%	90%
Global Ex U.S. and Emerging Markets (14%)	98%	87%	87%	100%	98%	66%	65%	97%
Fixed Income (1)
Money Market (13%)	97%	98%	99%	99%	80%	80%	80%	98%
U.S. Fixed Income (12%)	87%	94%	95%	96%	79%	84%	83%	87%
Global Fixed Income (5%)	72%	74%	68%	80%	78%	78%	58%	60%
Stable Value (5%)	100%	100%	100%	100%	100%	100%	100%	100%
Other (1)
Alternatives (11%)	59%	61%	58%	58%	30%	36%	54%	70%
Balanced (7%)	46%	38%	45%	53%	49%	46%	51%	95%

Note:
Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary funds, unit investment trusts, fund of funds with component funds managed by Invesco, stable value building block funds and CDOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision. AUM measured in the one, three, five and ten year quartile rankings represents 58%, 57%, 57% and 51% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one, three, five and ten year basis represents 68%, 67%, 65% and 57% of total Invesco AUM as of 12/31/19. Peer group rankings are sourced from a widely-used third party ranking agency in each fund’s market (Lipper, Morningstar, IA, Russell, Mercer, eVestment Alliance, SITCA, Value Research) and asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and prior month-end for Australian retail funds due to their late release by third parties. Rankings are calculated against all funds in each peer group. Rankings for the primary share class of the most representative fund in each composite are applied to all products within each composite. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor’s experience.

(1)	Numbers in parenthesis reflect percentage of Total Ranked AUM. Total Ranked AUM is $696.5 billion for the fourth quarter.

Invesco Ltd.
Supplemental Information(1)

	For the year ended December 31, 2019			For the year ended December 31, 2018
Cash flow information $ in millions	U.S. GAAP	Impact of CIP	Excluding CIP	U.S. GAAP	Impact of CIP	Excluding CIP
Invesco and CIP cash and cash equivalents, beginning of period	$1,805.4	$657.7	$1,147.7	$2,517.7	$511.3	$2,006.4
Cash flows from operating activities	1,113.7	(158.3)	1,272.0	828.8	(234.2)	1,063.0
Cash flows from investing activities	(1,425.4)	(1,507.4)	82.0	(2,898.7)	(1,248.0)	(1,650.7)
Cash flows from financing activities	204.2	1,674.6	(1,470.4)	1,540.0	1,767.2	(227.2)
Increase/(decrease) in cash and cash equivalents	(107.5)	8.9	(116.4)	(529.9)	285.0	(814.9)
Foreign exchange movement on cash and cash equivalents	10.7	(7.0)	17.7	(44.8)	(1.0)	(43.8)
Net cash inflows (outflows) upon consolidation/deconsolidation of CIP	(7.4)	(7.4)	—	(137.6)	(137.6)	—
Invesco and CIP cash and cash equivalents, end of the period	$1,701.2	$652.2	$1,049.0	$1,805.4	$657.7	$1,147.7

(1)
These tables include non-GAAP presentations.  Cash held by CIP is not available for use by Invesco.  Additionally, there is no recourse to Invesco for CIP debt. The cash flows of CIP do not form part of the company’s cash flow management processes, nor do they form part of the company’s significant liquidity evaluations and decisions. Policyholder assets and liabilities are equal and offsetting and have no impact on Invesco’s shareholder’s equity. The impact of cash inflows/outflows from policyholder assets and liabilities are reflected within cash flows from operating activities as changes in receivable and/or payables, as applicable.

Invesco Ltd.
Supplemental Information(1)

	As of December 31, 2019				As of December 31, 2018
Balance Sheet information $ in millions	U.S. GAAP	Impact of CIP	Impact of Policyholders	As Adjusted	U.S. GAAP	Impact of CIP	Impact of Policyholders	As Adjusted
ASSETS
Cash and cash equivalents	$1,049.0	$—	$—	$1,049.0	$1,147.7	—	—	$1,147.7
Unsettled fund receivables	162.7	—	—	162.7	191.3	—	—	191.3
Investments	829.5	(640.2)	—	1,469.7	613.5	(610.9)	—	1,224.4
Investments and other assets of CIP	7,980.9	7,980.9	—	—	6,324.3	6,324.3	—	—
Cash and cash equivalents of CIP	652.2	652.2	—	—	657.7	657.7	—	—
Assets held for policyholders	10,835.6	—	10,835.6	—	11,384.8	—	11,384.8	—
Goodwill and intangible assets, net	15,867.7	—	—	15,867.7	9,333.2	—	—	9,333.2
Other assets (2)	2,042.7	(5.6)	—	2,048.3	1,325.9	(5.0)	—	1,330.9
Total assets	39,420.3	7,987.3	10,835.6	20,597.4	30,978.4	6,366.1	11,384.8	13,227.5
LIABILITIES
Debt of CIP	6,234.6	6,234.6	—	—	5,226.0	5,226.0	—	—
Other liabilities of CIP	949.6	949.6	—	—	387.6	387.6	—	—
Policyholder payables	10,835.6	—	10,835.6	—	11,384.8	—	11,384.8	—
Unsettled fund payables	154.2	—	—	154.2	178.7	—	—	178.7
Long-term debt	2,080.3	—	—	2,080.3	2,408.8	—	—	2,408.8
Other liabilities (3)	4,464.2	(35.2)	—	4,499.4	2,060.1	—	—	2,060.1
Total liabilities	24,718.5	7,149.0	10,835.6	6,733.9	21,646.0	5,613.6	11,384.8	4,647.6
EQUITY
Total equity attributable to Invesco Ltd.	13,862.5	(0.1)	—	13,862.6	8,578.8	(0.1)	—	8,578.9
Noncontrolling interests (4)	839.3	838.4	—	0.9	753.6	752.6	—	1.0
Total equity	14,701.8	838.3	—	13,863.5	9,332.4	752.5	—	8,579.9
Total liabilities and equity	$39,420.3	$7,987.3	$10,835.6	$20,597.4	$30,978.4	$6,366.1	$11,384.8	$13,227.5

(1) These tables include non-GAAP presentations. Cash held by CIP is not available for use by Invesco. Additionally, there is no recourse to Invesco for CIP debt. The cash flows of CIP do not form part of the company’s cash flow management processes, nor do they form part of the company’s significant liquidity evaluations and decisions. Policyholder assets and liabilities are equal and offsetting and have no impact on Invesco’s shareholder’s equity. The impact of cash inflows/outflows from policyholder assets and liabilities are reflected within cash flows from operating activities as changes in receivable and/or payables, as applicable.
(2) Amounts include accounts receivable, prepaid assets, property, equipment and software, right-of-use asset, and other assets.
(3) Amounts include accrued compensation and benefits, accounts payable and accrued expenses, lease liability, and deferred tax liabilities.
(4) Amounts include redeemable noncontrolling interests in consolidated entities and equity attributable to nonredeemable noncontrolling interests in consolidated entities.